UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10900 Nuckols Road, Suite 400 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

New Indenture and New Notes

Overview

On April 4, 2025, Owens & Minor, Inc. (the “Company”), completed its previously announced sale of $1,000,000,000 aggregate principal amount of the Company’s 10.000% senior secured notes due 2030 (the “New Notes”) in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Offering was conducted in connection with the financing of the Company’s previously announced proposed acquisition (the “Acquisition”) of Rotech Healthcare Holdings Inc. (“Rotech”).

At the closing of the Offering, the gross proceeds from the Offering (the “Escrow Property”) were placed into a segregated escrow account (the “Escrow Account”) where they will be held for the benefit of the holders of the New Notes pending the consummation of the Acquisition (such consummation date, the “Acquisition Date”). The proceeds will be released to fund the consummation of the Acquisition or in connection with the Special Mandatory Redemption (as defined below), as applicable. The terms of the New Notes are governed by the Indenture, dated April 4, 2025 (the “New Indenture”), by and among the Company, the guarantors named therein and Regions Bank, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Interest; Ranking; Security; Guarantees

The New Notes bear interest at a rate of 10.000% per year payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2025. The New Notes are our general senior obligations and pending the consummation of the Acquisition and release of the Escrow Property, are secured by a first-priority lien on the Escrow Account. From and after the consummation of the Acquisition, the New Notes will be secured by a first-priority lien, subject to permitted liens and certain exceptions on substantially all of our and the guarantors’ existing and future assets other than excluded property that secure the Company’s credit facilities.

The New Notes are pari passu in right of payment with any of our existing and future senior indebtedness, including indebtedness under the Company’s credit facilities and existing notes, senior in right of payment to any future subordinated indebtedness and structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors. From and after the consummation of the Acquisition (subject to any applicable grace periods), the New Notes will be pari passu as to the collateral owned by us with our indebtedness under the credit facilities and all of our future indebtedness secured by a first-priority lien on the collateral securing the New Notes, effectively senior to all of our existing and future unsecured indebtedness (including our existing notes) and junior lien obligations, to the extent of the value of the collateral securing the New Notes and effectively subordinated to any of our existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral to the extent of the value of such assets.

The New Notes are guaranteed by our existing and future wholly-owned domestic restricted subsidiaries (the “Initial Guarantors”) that guarantee or will guarantee our obligations under the Company’s credit facilities. From and after the consummation of the Acquisition and following the release of the Escrow Property, subject to any applicable grace period, the New Notes will be guaranteed by each of Rotech and Rotech’s existing and future wholly-owned domestic restricted subsidiaries that guarantee or will guarantee our obligations under the Company’s credit facilities (the “Post-Closing Guarantors,” collectively with the Initial Guarantors, the “Guarantors” and such guarantees provided by the Post-Closing Guarantors and the Initial Guarantors, the “Guarantees”).

Special Mandatory Redemption

If the Acquisition is not consummated on or prior to October 6, 2025, or upon the occurrence of certain other events, the Escrow Property will not be released to consummate the Acquisition and related transactions, but instead will be released to the Trustee for the purpose of redeeming the New Notes pursuant to a “Special Mandatory Redemption” in accordance with the procedures set forth in the New Indenture. The Special Mandatory Redemption price will be a price equal to 100% of the initial issue price of the New Notes plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Optional Redemption

The Company may, at its option, redeem at any time and from time to time, all or part of the New Notes, prior to April 15, 2027, at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium, as described in the New Indenture. On and after April 15, 2027, the Company may redeem all or part of the New Notes at the applicable redemption prices described in the New Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of New Notes at any time prior to April 15, 2027, at a redemption price equal to 110% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time, the Company may also redeem up to 10% of the aggregate principal amount of the New Notes issued under the New Indenture during each twelve-month period commencing from the date of release of the escrow funds, at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to April 15, 2027, the Company may redeem the New Notes (including any additional notes issued under the New Indenture) with the net cash proceeds received by the Company from any disposition of the Products & Healthcare Services operating segment of the Company, solely to the extent that the operations and/or assets so disposed of constitute all or substantially all of the assets of the Company (a “PHS Disposition” and such redemption in connection with a PHS Disposition, a “PHS Disposition Redemption”) at a redemption price equal to 103% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed the aggregate amount of the net available cash from such PHS Disposition.

Change of Control

Subject to certain limitations, in the event of a Change of Control (as defined in the New Indenture), the Company will be required to offer to repurchase the New Notes from holders at 101% (or in the case of a Non-Qualifying PHS Disposition (as defined in the New Indenture), 105%) of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. The occurrence of a Qualifying PHS Disposition will not constitute a Change of Control under the New Indenture.

Covenants; Events of Default

The New Indenture contains certain covenants, including, among other things, covenants that restrict the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell certain assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the Company or the guarantors, enter into certain transactions with the Company’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the Company’s or the guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the New Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Inc.

The New Indenture also contains customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the New Indenture or the New Notes and failure to cure or obtain a waiver of such default upon notice, failure of any liens created by the New Notes collateral documents on any material portion of the collateral intended to be covered to be valid and perfected, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the New Notes plus accrued and unpaid interest, if any, may be accelerated.

The description of the New Notes and the New Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries and are qualified in their entirety by reference to the complete terms of the New Indenture and the form of New Notes included therein. The New Indenture and the form of global note representing the New Notes are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

PHS Disposition Paydown

The New Indenture provides that the Company will not, and will not permit any of its restricted subsidiaries to, consummate any PHS Disposition unless, within five business days from the later of (A) the date such PHS Disposition is consummated and (B) the receipt of the aggregate net available cash from such PHS Disposition, an amount equal to at least 50% of the aggregate net available cash from such PHS Disposition is applied to reduce, prepay, repay or purchase the Company’s first lien obligations outstanding prior to the issuance of the New Notes pursuant to the Company’s term loan facility or any refinancing indebtedness in respect thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated April 4, 2025, by and among the Company, the guarantors named therein and Regions Bank, as trustee and as collateral agent.

4.2	Form of Global Note for the 10.000% Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025

OWENS & MINOR, INC.

By:	/s/ Heath Galloway
Name:	Heath Galloway
Title:	Executive Vice President, General Counsel and Corporate Secretary